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                                                                     EXHIBIT 5.1






                                                              April 9, 1998



Computron Software, Inc.
301 Route 17 North
Rutherford, New Jersey  07070

Dear Sirs:

We are acting as counsel to Computron Software, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933 (the "Act"), relating to the registration of 4,039,063 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company. Terms not defined herein shall have the meaning ascribed thereto in the Registration Statement.

As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the prospective issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for the rendering of this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares previously issued are duly authorized, validly issued, fully paid, and non-assessable, that any Shares issuable upon exercise of the Warrants, to the extent so issued in accordance with their terms, including the payment by the holder of the Warrants of the exercise price therefor and assuming no change in the applicable law or facts, will be validly issued, fully paid and non-assessable, and that any Shares contingently issuable under the Securities Purchase Agreement, to the extent so issued in accordance with the terms of the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.

The foregoing opinion relates only to matters of the General Corporation Law of the State of Delaware and does not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                           Very truly yours,


                                                        /s/ Proskauer Rose LLP